Exhibit 99.1

Apigee Announces Record Fourth Quarter Revenue of $18.7 Million;

51% year-over-year Growth in Q4 Product Revenue

•	Q4 Revenue and non-GAAP operating loss better than guidance ranges

•	FY 15 Gross Product Billings of $63.4 million, a 44% year-over-year increase

•	FY 15 Gross Profit of $43.6 million, a 75% year-over-year increase

San Jose, Calif. – September 9, 2015 – Apigee® (NASDAQ: APIC), developer of an intelligent API platform for digital business, today announced financial results for the fourth quarter and fiscal year ended July 31, 2015.

“We are pleased to deliver Q4 15 revenue and non-GAAP operating loss better than the high end of our guidance ranges,” said Chet Kapoor, Apigee CEO. “Our customers are helping create a digital revolution – delivering new digital products and services for consumers, employees and partners. We help enable the digital revolution by providing an API platform that enables apps to be quickly launched, to securely access data in backend systems and to reliably run at scale. In 2015 our customers processed hundreds of billions of API calls through our platform, delivering rich digital experiences to their users.”

Fourth Quarter 2015 Highlights:

For Q4 15, Apigee reported total revenue of $18.7 million, above the high end of its guidance range of $17.7 million to $18.3 million. Apigee reported Q4 15 product revenue (defined as license revenue plus subscription and support revenue) of $14.5 million, up 51% from $9.6 million in Q4 14. Q4 15 total revenue was up 26% compared to $14.9 million in Q4 14. Q4 15 Gross Billings were $21.1 million compared to $22.0 million a year ago. Q4 15 gross product billings were $16.4 million compared to $16.8 million a year ago.

Apigee reported Q4 15 GAAP gross margin of 66%, up from 57% a year ago, and non-GAAP gross margin of 68%, compared to 59% a year ago. Apigee reported Q4 15 GAAP operating loss of $12.4 million, compared to $15.6 million a year ago. Q4 15 non-GAAP operating loss was $11.0 million, compared to $14.1 million a year ago. Q4 15 GAAP net loss per share was $0.43. Q4 15 non-GAAP net loss per share was $0.38, above the high end of its guidance range of non-GAAP net loss per share of $0.40 to $0.42. Q4 15 operating cash flow was ($13.9) million compared to ($8.0) million a year ago. Total deferred revenue was $40.8 million, up 45% from $28.2 million at the end of Q4 14.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fiscal Year 2015 Highlights:

For FY 15, Apigee reported total revenue of $68.6 million, up 30% compared to $52.7 million in FY 14. Apigee reported FY 15 product revenue of $51.6 million, up 63% compared to $31.6 million in FY 14. Apigee reported FY 15 gross billings of $81.2 million, up 27% compared to $63.8 million in FY 14. FY 15 gross product billings were $63.4 million, up 44% compared to $44.0 million in FY 14.

Apigee reported FY 15 GAAP gross margin of 64%, up from 47% in FY 14. Non-GAAP gross margin was 65%, up from 49% in FY 14. Apigee reported FY 15 GAAP operating loss of $49.5 million, compared to $58.7 million in FY 14. FY 15 non-GAAP operating loss was $44.9 million, compared to $55.1 million in FY 14. FY 15 operating cash flow was ($37.4) million, compared to ($50.3) in FY 14.

Apigee Business:

Our customers are able to rapidly transform their businesses by delivering connected digital experiences across a variety of apps, data and devices for consumers, partners and employees. This digital transformation is enabled through application programing interfaces (APIs): a set of programming instructions that enable software applications to exchange information among systems. The recent proliferation of mobile apps and devices has led to significant increases of APIs, which need to be secured, managed, analyzed and scaled by enterprises. This has created a need for a new platform.

Apigee’s platform helps enterprises run their API ecosystem in the cloud, on premises or in a hybrid environment, so that applications can access APIs to obtain information from back-end systems securely, reliably and at scale. In FY 15, our customers processed hundreds of billions of API calls through our platform, delivering rich digital experiences to their users. Apigee also allows companies to manage the developer ecosystem around their APIs, giving them leverage to innovate faster through others.

Apigee serves this market through direct web-based and field-based sales as well as through partnerships with systems integrators and OEMs. In addition to acquiring new customers, we seek to expand our relationships with existing customers through sales of additional capacity, new customer applications and new Apigee products. In Q4 15, sales to new customers increased our customer count to 205. In addition, in Q4 15 we expanded within 37 customers. We increasingly offer professional services through partners, enabling us to leverage our sales force across more customer opportunities and grow our product revenue despite a decrease in professional services revenue.

We continue to invest in research and development to improve our products’ performance, to meet customer needs and to differentiate our products. During Q4 15, Apigee launched Edge SMB, a new API management packaging of the company’s leading Apigee Edge API platform designed for the requirements of small and mid-sized businesses (SMBs). In addition, Apigee launched Microgateway. Apigee Microgateway is a hybrid deployment feature for Apigee Edge that allows customers to securely, quickly and easily bridge their on-premises servers with the Apigee cloud. Also in Q4 15, we launched the beta test version of Apigee API Health, an API monitoring service built to globally measure and analyze the success of API calls, helping enable quick, reliable API experience for Apigee customers.

Guidance:

As of September 9, 2015, Apigee is giving initial guidance for its first quarter fiscal 2016 as well as for the full fiscal year 2016.

First Quarter Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $19.4 million to $20.0 million.

•	Non-GAAP operating loss is expected to be in the range of $11.7 million to $12.4 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.40 to $0.42 based on approximately 29.5 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $21.2 million to $22.0 million.

Full Year Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $86.0 million to $91.0 million.

•	Total license revenue is expected to be in the range of $24.0 million to $28.0 million.

•	Non-GAAP operating loss is expected to be in the range of $40.0 million to $41.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $1.33 to $1.38 based on approximately 30.0 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $103 million to $109 million.

Conference Call Details:

•	What: Results of Apigee Corporation (APIC) fourth quarter and full fiscal year 2015 ended July 31, 2015.

•	When: Wednesday, September 9, 2015 at 2 pm PT (5 pm ET).

•	Dial in: To access the call in the United States, please dial (877) 407-4018, and for international callers please dial (201) 689-8471. Callers may provide confirmation number 13617484 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investors.apigee.com (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers please dial (858) 384-5517 and enter access code 13617484.

About Apigee

Apigee® (NASDAQ: APIC) provides an intelligent API platform for digital business. Many of the world’s largest organizations select Apigee to enable their digital business, including 23 of the Fortune 100, six of the top 10 Global 2000 retail companies, and five of the top 10 global telecommunications companies. Apigee customers include global enterprises such as Walgreens, Burberry, Morningstar, eBay, and First Data. Apigee is headquartered in San Jose, California and has over 400 employees worldwide.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Apigee’s anticipated growth and momentum and trends in its business and markets; future expense rate; market position; revenue and billings growth resulting from new customer wins, expansion sales within customers, partnerships and new product sales; expansion in direct and partner-generated sales capacity; growth in subscription and support revenue and increase in cloud deployments; long-term financial model; improvements in renewal rates; investment in research and development and sales and marketing and expected benefits therefrom; declining research and development and sales and marketing expenses as a percent of revenue; improvements in operating leverage, cloud platform efficiency, gross margin, operating margin and cash flows; timing of becoming cash flow positive; and its forecasted total revenue, license revenue, gross billings, non-GAAP operating loss and non-GAAP net loss per share for the fiscal first quarter and fiscal year 2016. Words such as “expect,” “will,” “believes,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Apigee’s limited operating history and its experience developing and introducing new products; risks associated with its history of losses and its expectation of incurring losses for the foreseeable future; risks associated with the potential significant fluctuation of its future quarterly results; risks associated with the seasonality of its business and variance in quarterly bookings, license revenue and cash flows from operations; risks associated with the effective management of its growth; risks associated with the role its strategic relationships with third parties plays in its growth; risks associated with market acceptance of its platform and Edge product; risks associated with Apigee’s ability to meet its customers’ needs for infrastructure capacity and the quality of its software, support and services; risks associated with Apigee’s ability to obtain renewals from current customers; and risks associated with its revenue mix.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s Quarterly Report on Form 10-Q filed with the SEC on June 11, 2015. Apigee’s SEC filings are available on the Investor Relations section of the Company’s website at http://investors.apigee.com and on the SEC’s website at www.sec.gov. Apigee disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Apigee provides the following non-GAAP financial measures in this release and in the earnings call referencing this press release: gross billings, gross product billings, non-GAAP license gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP items are key measures used by our management to understand and evaluate our operating performance and trends. In particular, because these measures exclude certain non-cash expenses, they can provide useful measures for period-to-period comparisons of our business.

Apigee uses these non-GAAP financial measures internally in analyzing its operating results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Apigee believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as substitutes for, their most directly comparable financial measure prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation and (2) the amortization of intangible assets. Except with respect to Q4 2015, non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period. For Q4 2015, non-GAAP net loss per share is calculated as non-GAAP net loss divided by GAAP weighted average shares outstanding.

We define gross billings as our total revenue plus the change in our deferred revenue in a period. We define gross product billings as our total product revenue plus the change in our license, subscription and support deferred revenue in a period. Gross billings and gross product billings in any period consists of sales to new customers plus renewals and additional sales to existing customers. Our management uses gross billings and gross product billings as a performance measurement because we generally bill our customers at the time of sale of our solutions and recognize revenue either upon delivery or ratably over subsequent periods, and a portion of our revenue may be recognized over a period of more than 12 months. We believe that gross billings and gross product billings provide valuable insight into the sales of our solutions and the performance of our business.

With respect to Apigee’s outlook under “First Quarter Fiscal 2016 Guidance” and “Full Year Fiscal 2016 Guidance” above, Apigee has not reconciled its expectations regarding non-GAAP loss from operations to GAAP loss from operations, nor reconciled non-GAAP net loss per share to GAAP net loss per share, because stock-based compensation expenses cannot be reasonably predicted and calculated. Accordingly, reconciliation is not available without unreasonable effort.

Investor Relations Contact:

Kevin Faulkner

kfaulkner@apigee.com

1-408-816-1658

Media Contact:

press@apigee.com

Apigee Corporation

Consolidated Balance Sheets

(in thousands)

	July 31,	July 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$89,562	$51,759
Accounts receivable, net	21,451	16,403
Prepaid expenses and other current assets	5,806	4,533

Total current assets	116,819	72,695

Property and equipment, net	3,144	3,474
Goodwill	14,744	14,744
Intangible assets, net	3,200	4,342
Other assets	799	367

Total assets	$138,706	$95,622

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,015	$2,850
Accrued expenses and other current liabilities	9,796	7,394
Deferred revenue, current portion	35,648	23,356
Term debt, current portion	2,079	2,778

Total current liabilities	49,538	36,378

Non-current liabilities
Deferred revenue, non-current	5,154	4,834
Deferred rent, non-current	1,550	1,617
Other liabilities, non-current	773	806
Term debt, non-current	1,787	2,465

Total non-current liabilities	9,264	9,722

Total liabilities	58,802	46,100

Commitments and contingencies
Stockholders’ equity
Convertible preferred stock	—	142
Common stock	29	30
Additional paid-in capital	276,099	195,221
Accumulated deficit	(196,224)	(145,871)

Total stockholders’ equity	79,904	49,522

Total liabilities and stockholders’ equity	$138,706	$95,622

Apigee Corporation

Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenue
License	$5,538	$4,106	$20,757	$11,411
Subscription and support	9,007	5,543	30,865	20,237
Professional services and other	4,157	5,248	16,985	21,054

Total revenue	18,702	14,897	68,607	52,702
Cost of revenue
License	128	136	514	366
Subscription and support	2,887	2,231	11,062	11,911
Professional services and other	3,268	3,986	13,415	15,431

Total cost of revenue	6,283	6,353	24,991	27,708

Gross profit	12,419	8,544	43,616	24,994
Operating expenses
Research and development	8,435	6,892	30,387	22,273
Sales and marketing	12,937	13,002	49,250	47,029
General and administrative	3,450	4,291	13,453	14,415

Total operating expenses	24,822	24,185	93,090	83,717

Loss from operations	(12,403)	(15,641)	(49,474)	(58,723)
Other income (expense), net	(69)	202	(452)	(1,678)

Loss before provision for income taxes	(12,472)	(15,439)	(49,926)	(60,401)
Provision for income taxes	84	127	427	392

Net loss and comprehensive loss	$(12,556)	$(15,566)	$(50,353)	$(60,793)

Net loss per share:
Basic and diluted	$(0.43)	$(4.18)	$(4.73)	$(17.81)

Weighted-average shares outstanding used in calculating net loss per share:
Basic and diluted	29,313	3,725	10,651	3,413

Apigee Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Cash flows from operating activities
Net loss	$(12,556)	$(15,566)	$(50,353)	$(60,793)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	627	674	2,436	2,104
Provision for doubtful accounts	4	63	42	150
Amortization of debt discount	8	7	46	24
Issuances and changes in fair value of common stock warrants	—	—	—	1,584
Deferred income taxes	—	(84)	—	(84)
Stock-based compensation expense	1,182	1,265	3,451	2,726
Loss on disposal of fixed assets	10	39	10	39
Loss on lease abandonment	—	—	—	75
Changes in operating assets and liabilities
Accounts receivable	(5,363)	(1,991)	(5,090)	(9,671)
Prepaid expenses and other assets	(1,771)	19	(1,733)	(1,173)
Accounts payable	433	1,012	(996)	1,034
Accrued expenses, other liabilities and deferred rent	1,131	(508)	2,209	2,694
Deferred revenue	2,422	7,069	12,611	11,024

Net cash used in operating activities	(13,873)	(8,001)	(37,367)	(50,267)

Cash flows from investing activities
Purchase of property and equipment	(131)	(58)	(966)	(2,539)
Proceeds from the sale of property and equipment	—	4	—	4
Acquisitions, net of cash acquired	—	—	—	449

Net cash used in investing activities	(131)	(54)	(966)	(2,086)

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	—	—	4,000	6,500
Repayments of debt obligations	(524)	(5,600)	(5,382)	(6,961)
Proceeds from initial public offering, net of offering costs	(1,172)	—	77,092	—
Cash paid for fractional shares	(8)	—	(8)	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	45	—	59,874
Proceeds from exercise of stock options, net of taxes paid	25	221	434	456

Net cash provided by financing activities	(1,679)	(5,334)	76,136	59,869

Net increase (decrease) in cash and cash equivalents	(15,683)	(13,389)	37,803	7,516
Cash and cash equivalents
Beginning of period	105,245	65,148	51,759	44,243

End of period	89,562	51,759	89,562	51,759

Apigee Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
Gross billings
Total revenue	$18,702	$14,897	$68,607	$52,702
Total deferred revenue, end of period	40,802	28,190	40,802	28,190
Less: Total deferred revenue, beginning of period	(38,379)	(21,122)	(28,190)	(17,124)

Total change in deferred revenue	2,423	7,068	12,612	11,066

Gross billings	$21,125	$21,965	$81,219	$63,768

Gross product billings
License	$5,538	$4,106	$20,757	11,411
Subscription and support	9,007	5,543	30,865	20,237

Total product revenue	14,545	9,649	51,622	31,648
Total license, subscription and support deferred revenue, end of period	36,638	24,848	36,638	24,848
Less: Total license, subscription and support deferred revenue, beginning of period	(34,749)	(17,747)	(24,848)	(12,503)

Total change in license, subscription and support deferred revenue	1,889	7,101	11,790	12,345

Gross product billings	$16,434	$16,750	$63,412	$43,993

Non-GAAP gross margin
Gross margin	66.4%	57.4%	63.6%	47.4%
Add: Stock-based compensation expense	0.5%	0.3%	0.4%	0.3%
Add: Amortization of intangible assets	1.2%	1.6%	1.3%	1.2%

Non-GAAP gross margin	68.1%	59.3%	65.3%	48.9%

Non-GAAP license gross profit:
License gross profit	$5,410	$3,970	$20,243	$11,045
License gross margin	97.7%	96.7%	97.5%	96.8%
Add: Amortization of intangible assets	114	121	454	306

Non-GAAP license gross profit	$5,524	$4,091	$20,697	$11,351

Non-GAAP license gross margin	99.7%	99.6%	99.7%	99.5%

Non-GAAP subscription and support gross profit:
Subscription and support gross profit	$6,120	$3,312	$19,803	$8,326
Subscription and support gross margin	67.9%	59.8%	64.2%	41.1%
Add: Stock-based compensation expense	23	7	44	24
Add: Amortization of intangible assets	113	120	454	305

Non-GAAP subscription and support gross profit	$6,256	$3,439	$20,301	$8,655

Non-GAAP subscription and support gross margin	69.5%	62.0%	65.8%	42.8%

	Three Months Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
Non-GAAP professional services and other gross profit:
Professional services and other gross profit	$889	$1,262	$3,570	$5,623
Professional services and other gross margin	21.4%	24.0%	21.0%	26.7%
Add: Stock-based compensation expense	78	44	223	133

Non-GAAP professional services and other gross profit	$967	$1,306	$3,793	$5,756

Non-GAAP professional services and other margin	23.3%	24.9%	22.3%	27.3%

Non-GAAP research and development expense:
GAAP research and development expense	$8,435	$6,892	$30,387	$22,273
Less: Stock-based compensation expense	(436)	(181)	(1,195)	(490)
Less: Amortization of intangible assets	(44)	(44)	(176)	(176)

Non-GAAP research and development expense	$7,955	$6,667	$29,016	$21,607

Non-GAAP sales and marketing expense:
GAAP sales and marketing expense	$12,937	$13,002	$49,250	$47,029
Less: Stock-based compensation expense	(285)	(829)	(777)	(1,090)
Less: Amortization of intangible assets	—	(38)	(58)	(93)

Non-GAAP sales and marketing expense	$12,652	$12,135	$48,415	$45,846

Non-GAAP general and administrative expense:
GAAP general and administrative expense	$3,450	$4,291	$13,453	$14,415
Less : Stock-based compensation expense	(360)	(204)	(1,212)	(989)

Non-GAAP general and administrative expense	$3,090	$4,087	$12,241	$13,426

Non-GAAP operating loss:
Operating loss	$(12,403)	$(15,641)	$(49,474)	$(58,723)
Add: Stock-based compensation expense	1,182	1,265	3,451	2,726
Add: Amortization of intangible assets	271	323	1,142	880

Non-GAAP operating loss	$(10,950)	$(14,053)	$(44,881)	$(55,117)

Non-GAAP net income (loss):
Net loss	$(12,556)	$(15,566)	$(50,353)	$(60,793)
Add: Stock-based compensation expense	1,182	1,265	3,451	2,726
Add: Amortization of intangible assets	271	323	1,142	880

Non-GAAP net income (loss)	$(11,103)	$(13,978)	$(45,760)	$(57,187)

Non-GAAP net income (loss) per share:
GAAP net loss per share	$(0.43)	$(4.18)	$(4.73)	$(17.81)
Non-GAAP adjustments to net loss	0.05	0.43	0.43	1.06
Non-GAAP adjustment to weighted average shares used in calculating net loss per share	—	3.15	2.49	13.99

Non-GAAP net income (loss) per share	$(0.38)	$(0.60)	$(1.81)	$(2.76)

Non-GAAP weighted average shares outstanding:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	29,313	3,725	10,651	3,413
Add: Conversion of preferred convertible stock	—	19,695	14,665	17,315

Non-GAAP weighted average shares outstanding	29,313	23,420	25,316	20,728